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                                CREDIT AGREEMENT



                           Dated as of August 25, 1998

                                 by and between


                        APPLIED CELLULAR TECHNOLOGY, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY





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





                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS.......................................................1
         Section 1.01.     Definitions........................................1
         Section 1.02.     Accounting Terms...................................8

ARTICLE II.  AMOUNT AND TERMS OF THE CREDIT...................................8
         Section 2.01.     The Revolving Credit...............................8
         Section 2.02.     The Credit.........................................8
                  (a)      General Terms......................................8
                  (b)      The Credit Note....................................9
                  (c)      Interest...........................................9
                  (d)      Requests for Advances..............................9
                  (e)      Payment Upon Maturity Date.........................9
                  (f)      Credit Advances...................................10
         Section 2.03.     Interest on the Credit............................10
         Section 2.04.     Special Provisions Governing LIBOR Rate Loans.....10
                  (a)      LIBOR Rate Loan Interest Periods..................10
                  (b)      LIBOR Conversion..................................11
                  (c)      Determination of Interest Rate....................12
                  (d)      Substituted Rate of Borrowing.....................12
                  (e)      Required Termination and Prepayment...............13
                  (f)      Compensation......................................13
                  (g)      Quotation of LIBOR Rate...........................13
                  (h)      LIBOR Rate Taxes..................................14
                  (i)      Booking of LIBOR Rate Loans.......................14
                  (j)      Increased Costs...................................14
                  (k)      Assumptions Concerning Funding of LIBOR
                           Rate Loans........................................15
                  (l)      LIBOR Rate Loans After Default....................15
         Section 2.05.     Special Provisions Governing Alternative
                           Currencies........................................15
                  (a)      General...........................................15
                  (b)      Availability......................................16
                  (c)      Judgment Currency.................................16
         Section 2.06.     Method of Payment.................................16
         Section 2.07.     Voluntary Prepayments on the Credit...............17
         Section 2.08.     Payment and Interest Cutoff.......................17
         Section 2.09.     Prepayment of Credit..............................17
         Section 2.10.     Expenses..........................................18
         Section 2.11.     [Intentionally Omitted]...........................18
         Section 2.12.     Commitment Fee....................................18
         Section 2.13.     Use of Credit Proceeds............................18
         Section 2.14.     Letters of Credit.................................18
                  (a)      Issuance Procedures...............................18
                  (b)      L/Cs - Foreign Subsidiaries.......................19
                  (c)      Reimbursement.....................................19
                  (d)      Commission........................................19
                  (e)      Method of Payment.................................19
                  (f)      Amount............................................19

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.................................20
         Section 3.01.     Corporate Existence and Power;
                           Organizational Structure..........................20

         Section 3.02.     Subsidiaries......................................20
         Section 3.03.     Power and Authority Relative to Borrowing;
                           Legal and Binding Nature, Compliance
                           with Other Instruments............................20
         Section 3.04.     Financial Condition...............................21
         Section 3.05      No Material Adverse Change........................21
         Section 3.06.     Litigation; Employment and Labor..................21
         Section 3.07.     Title.............................................22
         Section 3.08.     Tax Returns and Payments..........................22
         Section 3.09.     Compliance with Law...............................22
         Section 3.10.     Pension Matters...................................22
         Section 3.11.     Compliance with Regulation U......................23
         Section 3.12.     Credit Agreements.................................23
         Section 3.13.     Leases and Options to Purchase....................23
         Section 3.14.     Insolvency........................................23
         Section 3.15.     Real Estate Owned.................................23
         Section 3.16.     Hazardous Waste...................................23
         Section 3.17.     Permits...........................................23
         Section 3.18.     SEC Filings; No Omissions.........................24
         Section 3.19      Intellectual Property.............................24
         Section 3.20.     Operation of Business on Consolidated Basis.......24

ARTICLE IV.  CONDITIONS......................................................24
         Section 4.01.     Conditions to the Credit and the First
                           Advance...........................................24
                  (a)      Credit Documents..................................25
                  (b)      Actions to Perfect Liens..........................25
                  (c)      Lien Searches.....................................25
                  (d)      Pledged Stock; Stock Powers.......................25
                  (e)      UCC-3 Termination Statements......................25
                  (f)      Secretary's Certificate...........................25
                  (g)      Officer's Certificate.............................26
                  (h)      Legal Existence, Good Standing, Tax Good
                           Standing and Foreign Qualification Certificates...26
                  (i)      Certificates of Insurance.........................26
                  (j)      Legal Opinions from Counsel for the Borrower
                           and Guarantors....................................26
                  (k)      No Default........................................26
                  (l)      Material Adverse Change...........................26
                  (m)      Miscellaneous Requirements........................26
         Section 4.02.     Conditions to Subsequent Advances.................27

ARTICLE V.  COVENANTS OF THE BORROWER........................................27
         Section 5.01.     Payment of Amounts Due, Etc.......................27
         Section 5.02.     Corporate Existence...............................27
         Section 5.03.     Maintenance of Properties.........................27
         Section 5.04.     Payment of Taxes, Compliance with Laws............27
         Section 5.05.     Insurance.........................................27
         Section 5.06.     Accounts and Reports..............................28
                  (a)      Annual Reports....................................28
                  (b)      Quarterly Reports.................................28

                  (c)      Compliance Certificates...........................29
                  (d)      Projections.......................................29
                  (e)      Auditor's Management Letter.......................29
                  (f)      Public Information................................29
                  (g)      Accounting Principles.............................30
         Section 5.07.     Information and Inspection........................30
         Section 5.08.     Additional Advice.................................30
         Section 5.09.     Payment of Expenses...............................30
         Section 5.10.     Limitation on Indebtedness........................31
         Section 5.11.     Limitation on Liability for Obligations of
                           Others............................................32
         Section 5.12.     Limitation on Liens...............................32
         Section 5.13.     Sale of Assets....................................33
         Section 5.14.     Loans and Investments in Securities...............33
         Section 5.15.     Transactions With Affiliated Persons..............34
         Section 5.16.     Consolidation, Merger or Disposition/Acquisition
                           of Assets.........................................34
         Section 5.17.     Changes in Corporate Business.....................35
         Section 5.18.     New Subsidiaries..................................35
         Section 5.19.     Minority Stockholders.............................36
         Section 5.20.     Restricted Payments...............................36
         Section 5.21.     Restriction on Use of Proceeds....................36
         Section 5.22.     Bank Accounts.....................................37
         Section 5.23.     Continued Management and Ownership of Borrower
                           and Each Subsidiary...............................37
         Section 5.24.     Material Agreements...............................37
         Section 5.25.     Maximum Capital Expenditures......................37
         Section 5.26.     Ratio of Total Liabilities to Tangible
                           Net Worth.........................................37
         Section 5.27.     Ratio of Current Assets to Current Liabilities....38
         Section 5.28.     Ratio of Cash Flow to Debt Service ...............38
         Section 5.29.     Ratio of Net Profit Before Taxes to Revenue.......38
         Section 5.30.     Year 2000.........................................39

ARTICLE VI.  EVENTS OF DEFAULT...............................................39


ARTICLE VII.  MISCELLANEOUS..................................................41
         Section 7.01.     Term of Agreement.................................41
         Section 7.02.     Notices...........................................41
         Section 7.03.     No Waiver.........................................42
         Section 7.04.     Construction......................................42
         Section 7.05.     Amendments, Waivers and Consents; No Assignment...42
         Section 7.06.     Closing...........................................43
         Section 7.07.     Consent to Jurisdiction...........................43
         Section 7.08.     Waiver of Jury Trial..............................43
         Section 7.09.     Indemnity.........................................43
         Section 7.10.     Setoff............................................43
         Section 7.11.     Reliance on Representations and Actions
                           of the Borrower...................................44
         Section 7.12.     Participation.....................................44

LIST OF EXHIBITS AND SCHEDULES

Exhibit A                  Form of Credit Note
Exhibit B                  Form of Borrower Security Agreement.
Exhibit C                  Form of Borrower Stock Pledge Agreement.
Exhibit D                  Form of Guaranty Agreement.
Exhibit E                  Form of Subsidiary Security Agreement.
Exhibit F                  Form of Subsidiary Stock Pledge Agreement.
Exhibit G                  Form of Notice of Conversion/Continuation
Exhibit H                  Form of Secretary's Certificate
Exhibit I                  Form of Officer's Certificate
Exhibit J                  Form of Compliance Certificate

Schedule 3.02     Schedule of Subsidiaries and Ownership Structure
Schedule 3.04     Schedule of Financial Condition
Schedule 3.05     Schedule of Material Adverse Changes
Schedule 3.06     Schedule of Litigation; Employment and Labor
Schedule 3.07     Schedule of Properties and Assets
Schedule 3.08     Schedule of Payment of Taxes
Schedule 3.09     Schedule of Compliance with Law, etc.
Schedule 3.10     Schedule of Pension Matters
Schedule 3.12     Schedule of Existing Loan Agreements
Schedule 3.13     Schedule of Leases
Schedule 3.15     Schedule of Real Estate
Schedule 3.16     Schedule of Hazardous Waste
Schedule 3.17     Schedule of Licenses and Permits
Schedule 4.01(c)  Schedule of Lien Search Results
Schedule 5.06     Form of Consolidating and Comparative
                  Balance Sheet and Income Statement

Schedule 5.10(d)  Schedule of Existing
                  Purchase Money Indebtedness and Capitalized Lease Obligations
Schedule 5.10(e)  Schedule of Other Existing Indebtedness
Schedule 5.11     Schedule of Existing Guaranties
Schedule 5.15     Schedule of Warrants and Options
Schedule 5.20     Schedule of Permitted Payments

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (the "Agreement") is made as of August 25, 1998, by and (a) between APPLIED CELLULAR TECHNOLOGY, INC., a Missouri corporation (the "Borrower") and (b) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Bank").

                             Preliminary Statements:

     WHEREAS, the Borrower wishes to establish a credit facility with the Bank under which the Borrower may borrow funds from the Bank to refinance existing indebtedness and for general working capital purposes; and

     WHEREAS, the Bank has agreed to establish a credit facility for the Borrower under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

     Section 1.01. Definitions. As used herein and in the other Credit Documents, the following terms shall have the following meanings:

          "Adjustment Date" means the first Business Day following receipt by the Bank of both (i) the financial statements required to be delivered pursuant to Section 5.06(a) or (b), as the case may be, for the most recently completed fiscal period specified therein and (ii) the certificate required to be delivered pursuant to subsection 5.06(c) with respect to such fiscal period.

          "Alternative Currency" shall mean, subject to the provisions set forth in Section 2.05 below, any currency (a) which is freely transferable and convertible into Dollars, (b) in which deposits are customarily offered to banks in the London interbank market, (c) which the Borrower requests the Bank to include as an alternative currency hereunder, and (d) which is acceptable to the Bank.

          "Applicable LIBOR Rate" shall mean an annual rate of interest for an Interest Period equal to the LIBOR Rate in effect on the first day of such Interest Period plus the Applicable Margin.

          "Applicable Margin" means, for each LIBOR Rate Loan, 2.00% provided, however, that after the date hereof, the Applicable Margin for all LIBOR Rate Loans will be adjusted on each Adjustment Date (based upon the ratio of Total Liabilities to Tangible Net Worth as of the last day of the fiscal quarter ended on the date of the financial statements relating to such Adjustment Date) to the Applicable Margin set below opposite the level for which the ratio of Total Liabilities to Tangible Net Worth as so determined satisfies the corresponding criteria set forth under the heading "Ratio of Total Liabilities to Tangible Net Worth:"

     ===========================================================================
                                    Ratio of                          Applicable
           Level                Total Liabilities                       Margin
                                       to
                               Tangible Net Worth
          -------        -------------------------------------        ----------
            I            Greater than or equal to 1.75 to 1.00           2.25%

            II           Less than 1.75 to 1.00                          2.00%

      ==========================================================================

          Notwithstanding the foregoing, in the event that the financial statements required to be delivered pursuant to Section 5.06(a) or
          (b), as applicable,  and the related certificate  required pursuant to
          Section 5.06(c), are not delivered when due, then for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following on the date on which such financial statements and such related certificate is delivered, the Applicable Margin shall be 2.25%.

               "Borrower Security Agreement" means the Borrower Security Agreement - All Assets to be executed and delivered by the Borrower in favor of the Bank, substantially in the form attached hereto as Exhibit B, as the same may be amended, modified, substituted, extended or restated, from time to time.

               "Borrower Stock Pledge Agreement" means the Borrower Stock Pledge Agreement to be executed and delivered by the Borrower in favor of the Bank, substantially in the form attached hereto as Exhibit C, as the same may be amended, modified, substituted, extended or restated, from time to time.

               "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Rate Loans and any conversion of another Type of Credit Advance into a LIBOR Rate Loans, any day other than Saturday or Sunday on which commercial banks are open for business in Boston, Massachusetts, on which dealings in Dollars are carried on in the London interbank market and, where funds are to be paid or made available in a currency other than Dollars, on which commercial banks are open for domestic and international business (including dealings in deposits in such currency) in both London and the place where such funds are to be paid or made available, and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Boston, Massachusetts.

               "Canadian  Debt"  shall  mean all  Indebtedness  of the  Canadian
          Subsidiaries  to  (a)  First  Chicago  NBD  Bank,   Canada,   (b)  The
          Toronto-Dominion Bank or (c) any substitute or replacement banks thereof; provided, however, that the aggregate principal amount of all such Indebtedness shall not, at any time, exceed $9,000,000.

               "Canadian Subsidiary" shall mean any Subsidiary organized under the laws of Canada.

               "Capital Stock" means, with respect to the Borrower and any Subsidiary, any and all shares, interests, participations or other equity equivalents (however designated, whether voting or non-voting) of capital of the Borrower or such Subsidiary, whichever is applicable, whether now or hereafter outstanding or issued.

               "Capitalized Lease Obligations" means, for any period, all obligations of the Borrower and its Subsidiaries under any lease of property (real, personal or mixed) or other periodic payment arrangement which have been or should be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, in accordance with GAAP, in each case taken at the amount thereof accounted for as Indebtedness, net of interest expense related thereto, determined in accordance with GAAP, the stated maturity of which shall be the date of the last payment of any amount thereunder prior to the first date upon which such arrangement may be terminated by the Borrower or its Subsidiary, whichever is applicable, without payment of any penalty.

               "Credit Documents" shall mean this Agreement, the Note, the Guaranty Agreement, the Security Documents and all other documents, instruments, certificates and agreements now or hereafter executed in connection with any of them.

               "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars, or (ii) the equivalent amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of arithmetical mean of the buy and sell spot rates of exchange of the Bank for such currency on the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

               "Dollars" and "$" shall mean in lawful currency of the United States of America.

               "Foreign Subsidiary" shall mean any Subsidiary organized under the laws of any jurisdiction outside of the United States of America.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

               "Guarantor" shall mean any Subsidiary (other than any Foreign Subsidiary) which is, or is required to become, a guarantor of the Obligations, as provided in Section 5.18 of this Agreement.

               "Guaranty Agreement" means the Guaranty Agreement to be executed and delivered by each of the Subsidiaries (other than the Foreign Subsidiaries) in favor of the Bank, substantially in the form attached hereto as Exhibit D, as the same may be amended, modified, substituted, extended, restated, supplemented or reaffirmed, from time to time.

               "Interest Rate Determination Date" shall mean each date for calculating the LIBOR Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Rate Loan.

               "LIBOR Rate" shall mean, for any given date, the London Interbank Offered Rate for the applicable Interest Period selected by the Borrower in accordance with Section 2.05(a) hereof as quoted by Barclays Bank PLC, London, England or by Lloyds Bank, London, England (and if such rate shall differ, the Bank shall have the option of which rate applies for purposes of this Agreement) at 11:00 a.m., London time as adjusted by dividing (i) the LIBOR Rate for that Interest Period by (ii) a percentage equal to 100% minus the stated maximum percentage rate of all reserves (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non-U.S. office of the Bank to U.S. residents).

               "LIBOR Rate Loans" shall mean all or a portion of the outstanding Credit Advances which accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period pursuant to Section
          2.05 hereof.

               "Liens" means any and all: mortgages, pledges, security interests, encumbrances, liens, or charges of any kind, including agreements to give any of the foregoing; conditional sales or other title retention agreements or devices, or any leases in the nature thereof; and filing of, giving or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

               "Loans" means, collectively, the LIBOR Rate Loans and the Prime Rate Loans.

               "Note"  shall  mean  the  Credit  Note,  all   substitutions  and
          replacements thereof, and any other note(s) issued by the Borrower to the Bank pursuant to this Agreement.

               "Obligations" shall mean any and all Indebtedness, liabilities, duties, warranties, covenants and agreements of the Borrower or any of its Subsidiaries (other than the Foreign Subsidiaries) to the Bank, whether of payment or of performance; now existing or hereafter arising; due or not due, absolute or contingent, liquidated or unliquidated, and arising pursuant to or in connection with this Agreement and the other Credit Documents (including without limitation, the Guaranty Agreement).

               "Permitted Acquisition" shall mean an acquisition by the Borrower or a Subsidiary which meets all of the following criteria: (i) is an acquisition of not less than eighty percent (80%) of the capital stock or assets of an entity engaged in a substantially similar or complementary business as that in which the Borrower or such Subsidiary is engaged as of the date hereof; (ii) the properties and assets acquired by the Borrower or such Subsidiary in connection with such acquisition are free from all Liens whatsoever, except Liens permitted under Section 5.12; (iii) no Indebtedness is assumed by the

          Borrower in connection with such acquisition, except Indebtedness permitted under Section 5.10; (iv) immediately prior to, and after giving effect to such acquisition, no Event of Default shall exist; and (v) not less than two (2) Business Days prior to such acquisition, the Bank shall have received computations from the Borrower (based upon a compliance certificate in the form of Exhibit J hereto) showing pro forma compliance with the financial covenants set forth in Sections 5.25 through 5.29, inclusive, of this Agreement, as of the date of, and after giving effect to, such acquisition.

               "Person" or "person" means any individual, corporation, limited liability company, partnership, limited liability partnership, trust, trade, business and governmental agency and instrumentality.

               "Prime Rate" shall mean the annual rate of interest announced by the Bank from time to time, at the principal office of the Bank, 225 Franklin Street, Boston, Massachusetts 02110, as its prime rate.

               "Purchase Money Indebtedness" means any Indebtedness incurred by the Borrower or any of its Subsidiaries, whichever is applicable, in connection with financing the purchase by the Borrower or such Subsidiary, whichever is applicable, of property or assets from any other Person.

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

               "Restricted Payments" means (i) any cash or property dividend, distribution, or other payment, direct or indirect, to any Person who now or in the future may hold an equity interest in a Borrower or a Subsidiary made with respect to or on account of such equity interest, other than those from a Subsidiary to the Borrower, whether evidenced by a security or not; and (ii) any payment on account of the purchase, redemption, retirement or other acquisition of any capital stock of a Borrower or a Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (excluding any Permitted Payments and, for purposes of both clauses (i) and (ii), stock options and warrants granted to officers, employees or directors in the ordinary course).

               "Security  Documents" shall mean the Borrower Security Agreement, the Borrower Stock Pledge Agreement, the Subsidiary Security Agreements, the Subsidiary Stock Pledge Agreements and any other security documents, financing statements and instruments hereafter delivered to the Bank granting a Lien on any asset or assets of any Person to secure the Obligations or to secure any guarantee of any such Obligations.

               "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

               "Subsidiary Security Agreement" means the Subsidiary Security Agreement - All Assets to be executed and delivered by each of the Subsidiaries (other than the Foreign Subsidiaries) in favor of the Bank, substantially in the form attached hereto as Exhibit E, as the same may be amended, modified, substituted, extended or restated, from time to time.

               "Subsidiary Stock Pledge Agreement" means the Subsidiary Stock Pledge Agreement to be executed and delivered by each of the Subsidiaries (including any Foreign Subsidiaries) in favor of the Bank, substantially in the form attached hereto as Exhibit F, as the same may be amended, modified, substituted, extended or restated, from time to time.

               "Type" means as to any Loan, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

               "UK Debt" shall mean all Indebtedness of the UK Subsidiaries to National Westminster Bank PLC or any substitute or replacement bank thereof; provided, however, that the aggregate principal amount of all such Indebtedness shall not, at any time, exceed $2,500,000.

               "UK Subsidiary" shall mean any Subsidiary organized under the laws of the United Kingdom.

The following terms are defined in the following sections:

         Affected Interest Period                         Section 2.04(d)
         Affiliate                                        Section 5.15
         Bank                                             Preamble
         Base Financial Statements                        Section 3.04
         Borrower                                         Preamble
         Capital Expenditures                             Section 5.25
         Cashflow                                         Section 5.28
         Closing Date                                     Section 7.06
         Code                                             Section 3.10
         Commitment Fee                                   Section 2.12
         Compliance Certificate                           Section 5.06(c)
         Corporate Parent                                 Section 5.18
         CPA                                              Section 5.06(a)

         Credit                                           Sections 2.01 and 2.02
         Credit Advance(s)                                Section 2.02(a)
         Credit Note                                      Section 2.02(b)
         Cumulative Amount                                Section 5.28
         Current Assets                                   Section 5.27
         Current Liabilities                              Section 5.27
         Debt Service                                     Section 5.28
         Default Rate of Interest                         Section 2.03
         ERISA                                            Section 3.10
         Event(s) of Default                              Article VI
         Exchange Act                                     Section 5.23
         First Chicago NBD Guaranty                       Section 5.11(c)
         Indebtedness                                     Section 5.10
         Interest Period                                  Section 2.03
         L/C                                              Sections 2.14(a) - (e)
         LIBOR Rate Taxes                                 Sections 2.04(h) - (i)
         Maximum Credit                                   Section 2.02(b)
         Maturity Date                                    Section 2.02(a)
         National Westminster Bank Guaranty               Section 5.11(d).
         Net Profit Before Taxes                          Section 5.29
         Notice of Conversion/Continuation                Section 2.04(b)
         Participant                                      Section 7.12
         Permitted Payments                               Section 5.20
         Prime Rate Loan(s)                               Section 2.03
         Revenue                                          Section 5.29
         Special Counsel                                  Section 4.01(j)
         specified currency                               Section 2.05(b)
         Securities Law                                   Section 3.19
         Tangible Net Worth                               Section 5.26
         Total Liabilities                                Section 5.26

     Section 1.02. Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be construed in accordance with GAAP consistently applied.

ARTICLE II. AMOUNT AND TERMS OF THE CREDIT

     Section 2.01. The Revolving Credit. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Bank hereby establishes a revolving credit facility in favor of the Borrower in the maximum aggregate principal amount of $20,000,000 as set forth below (the "Credit").

     Section 2.02. The Credit.

          (a) General Terms. Subject to the terms and conditions hereof and provided that no Event of Default, or event which with the passage of time, the giving of notice, or both, would constitute an Event of Default, has occurred or is continuing, the Borrower may, from time to time from the date hereof up to July 31, 1999 (the "Maturity Date") borrow and reborrow from the Bank, and the Bank shall advance funds to the Borrower as requested pursuant to Section 2.02(d) (each a "Credit Advance" and collectively, the "Credit Advances"); provided, however, that the aggregate of all Credit Advances outstanding at any time shall not exceed $20,000,000 less the maximum aggregate liability of the Borrower under any outstanding letters of credit issued pursuant to Section 2.14 of this Agreement (the"Maximum Credit"). To the extent any Credit Advance exceeds the Maximum Credit, the Borrower shall immediately, without notice or demand, repay such overadvance to the Bank.

          Each Credit Advance shall be made in either Dollars or in such Alternative Currency as shall be designated by the Borrower in writing with respect to such Credit Advance; provided that (a) the Dollar Amount of all Credit Advances outstanding in Alternative Currencies shall not, at any time, exceed the aggregate sum of $4,000,000; (b) each Credit Advance to be made in an Alternative Currency shall be in the minimum amount of 100,000 units of such Alternative Currency and increments of 50,000 units of such Alternative Currency thereafter; and (c) each Credit Advance to be made in Dollars shall be in the minimum amount of $100,000 and increments of $50,000 thereafter. If, with respect to any Credit Advance, the Borrower does not so designate the currency in which such Credit Advance is to be made, such Credit Advance shall be made in Dollars.

          (b) The Credit Note. All amounts owed by the Borrower with respect to Credit Advances shall be evidenced by a revolving credit note in the principal amount of the Maximum Credit, dated the date hereof in the form attached hereto as Exhibit A (the "Credit Note").

          (c)  Interest.  The Credit  Note shall bear  interest  as  provided in
     Section 2.03.

          (d) Requests for Advances. Each Credit Advance shall be made on the day on which the Bank receives notice from the Borrower or, if such day is not a Business Day, on the next succeeding Business Day, provided the Bank receives notice from the Borrower prior to 1:00 p.m. Boston time on such Business Day. Each request for a Credit Advance shall be made to the Bank in writing (including by telecopy) or by telephone by a duly authorized representative of the Borrower, and the Bank may rely upon any telephone request which it reasonably believes is made by such a representative. The Borrower agrees to indemnify and hold the Bank harmless for any action, including the making of Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon such telephone request. At the time of the initial request for a Credit Advance made under this Section 2.02(d), the Borrower shall have provided the Bank with a Compliance Certificate in the form required by Section 5.06(c) hereof. The Borrower hereby agrees (i) that the Bank shall be entitled to rely upon the most recent Compliance Certificate in its possession until it is superseded by another Compliance Certificate, and (ii) that each request for a Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession.

          (e) Payment Upon Maturity Date. The Credit shall expire on the Maturity Date and all Credit Advances then outstanding shall be due and payable without notice on such date together with all accrued and unpaid interest thereon and any other amounts then due. In the event the Bank continues Credit Advances after the Maturity Date without a written extension of the Maturity Date, (i) all such Credit Advances shall be made within the sole discretion of the Bank; (ii) the entire Credit shall be due on demand; and (iii) the entire Credit will earn interest at the rate specified to be earned after the Maturity Date in Section 2.03.

          (f) Credit Advances. The Bank may from time to time in its sole discretion permit Credit Advances to exceed the limitations set forth in this Agreement, including, without limitation, (i) Credit Advances in excess of the Maximum Credit, and (ii) advances after the Maturity Date or the occurrence of an Event of Default. All such Credit Advances will be deemed part of the Credit advanced hereby. The making of such Credit Advance on one or more occasions will not operate to limit, waive or otherwise modify any rights of the Bank hereunder on any future occasion unless otherwise agreed in writing.

     Section 2.03. Interest on the Credit. Unless otherwise elected by the Borrower in its sole discretion pursuant to the terms of Section 2.04 relating to LIBOR pricing options, all Credit Advances shall bear interest prior to the occurrence of an Event of Default or the Maturity Date (computed on the basis of the actual days elapsed over a 360-day year) at a fluctuating rate per annum equal to the Prime Rate (the "Prime Rate Loans") in effect from time to time, with interest thereon being payable monthly in arrears on the last Business Day of each month. Any change in the Prime Rate shall result in a change on the same day in the rate of interest to accrue from and after such day on the unpaid balance of principal of the Prime Rate Loans bearing interest with reference to the Prime Rate. In the manner and subject to the provisions set forth in Section 2.04, so long as no Event of Default, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is then continuing, the Borrower may elect from time to time prior to the Maturity Date to have all or a portion of the unpaid principal amount of any Credit Advance bear interest during any particular Interest Period applicable to LIBOR Rate Loans at the LIBOR Rate and be treated as a LIBOR Rate Loan, with interest, in all cases, being due and payable on the last day of the applicable Interest Period relating to such LIBOR Rate Loan, provided, that any such portion of such loan, shall be in an amount not less than $1,000,000 or increments of $500,000 thereof. From and after the occurrence of an Event of Default or upon maturity (whether by demand, acceleration, at the Maturity Date or otherwise) the unpaid principal balance of the Credit Advances shall bear interest at a fluctuating rate per annum equal to two percent (2%) above the rate of interest then payable with respect thereto (the "Default Rate of Interest").

     Section 2.04 Special Provisions Governing LIBOR Rate Loans. Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

          (a) LIBOR Rate Loan Interest Periods. In connection with each LIBOR Rate Loan, the Borrower shall elect an interest period (the "Interest

     Period") to be applicable to such LIBOR Rate Loan, which Interest Period shall be, at the option of the Borrower, a one, two, three or six month period; provided that:

               (i) the Interest Period for any LIBOR Rate Loan shall commence on the date of such LIBOR Rate Loan;

               (ii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, further that if any Interest Period in respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iii) any Interest Period in respect of a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

               (iv) no Interest Period with respect to any LIBOR Rate Loan shall extend beyond the Maturity Date; and

               (v) no Interest Period shall be selected if at the time thereof an Event of Default is in existence.

          (b) LIBOR Conversion. Subject to the provisions hereof (including, without limitation Section 2.04(a)) and as long as there exists no Event of Default, the Borrower shall have the option (A) to elect to convert outstanding Prime Rate Loans in the minimum amount of $1,000,000 or increments of $500,000 thereof to LIBOR Rate Loans and (B) effective on and as of the expiration date of the Interest Period of a LIBOR Rate Loan, to continue such LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only be continued pursuant to clause (B) above if the outstanding principal amount of such LIBOR Rate Loan equals or exceeds $1,000,000 or increments of $500,000 thereof. The Borrower shall deliver a notice (the "Notice of Conversion/Continuation") to the Bank no later than 1:00 P.M. (Boston time) at least two (2) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall, in the case of a conversion to, or continuation of, a LIBOR Rate Loan, be irrevocable and shall be given by the Borrower in the form of Exhibit G, appropriately completed to specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Credit Advance to be converted/continued, (iii) whether the Credit Advance to be converted/continued is a Prime Rate Loan or a LIBOR Rate Loan, and (iv) the requested Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Bank telephonic notice by the required time of any proposed conversion/continuation under this Section 2.04. If the Borrower has failed to deliver timely a Notice of Conversion/Continuation or to give such a telephonic notice with respect to, a LIBOR Rate Loan, the Borrower shall be deemed to have delivered to the Bank a Notice of Conversion/Continuation electing to convert such LIBOR Rate Loan into a Prime Rate Loan. Any notice pursuant to this Section 2.04 (including any telephonic notice) shall be irrevocable on and after the date of delivery thereof to the Bank, and the Borrower shall be bound to convert or continue in accordance therewith.

          (c) Determination of Interest Rate. As soon as practicable after 10:00 A.M. (Boston time) on an Interest Rate Determination Date, the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding) the Applicable LIBOR Rate, which rate shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period, and the Bank shall promptly give notice thereof to the Borrower.

          (d) Substituted Rate of Borrowing. In the event that on any Interest Rate Determination Date the Bank shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding) that:

               (i) by reason of any changes affecting the LIBOR market, or affecting the position of the Bank in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Loans as to which an interest rate determination is then being made; or

               (ii) by reason of (A) any change in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (B) other circumstances affecting the Bank, the LIBOR market or the position of the Bank in such market (such as, for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR
          Rate), the LIBOR Rate shall not represent the effective pricing to the Bank for dollar deposits of comparable amounts for the relevant period;

     then, and in any such event, the Bank shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice to the Borrower of such determination. Thereafter, the Borrower shall pay to the Bank with respect to the LIBOR Rate Loans of the Borrower, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank in its sole discretion shall reasonably determine) as shall be required to cause the Bank to receive interest with respect to such LIBOR Rate Loans for the Interest Period following that Interest Rate Determination Date (the "Affected Interest Period") at a rate equal to 2.0% per annum in excess of the effective pricing to the Bank for dollar deposits to make or maintain such LIBOR Rate Loans. A certificate as to additional amounts owed the Bank, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower by the Bank, shall, absent manifest error, be final, conclusive and binding.

          (e) Required Termination and Prepayment. In the event that on any date the Bank shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding) that the making or continuation of LIBOR Rate Loans has become unlawful by compliance by the Bank in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, the Bank shall promptly give notice to the Borrower of that determination. The obligation of the Bank to make or maintain such LIBOR Rate Loans during any such period shall be determined at the earlier of the termination of the Interest Period then in effect or when required by law, and the Borrower shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this Section 2.04(e) is made, or earlier when required by law, repay such LIBOR Rate Loans, together with all interest accrued thereon or automatically convert the LIBOR Rate Loans to a Prime Rate Loan subject to payment of amounts payable under Section 2.09.

          (f) Compensation. The Borrower shall compensate the Bank, upon written request from the Bank (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by Bank to make or carry the LIBOR Rate Loans and any loss sustained by the Bank in connection with the reemployment of such funds) that the Bank may sustain with respect to the Borrower' LIBOR Rate Loans: (i) if for any reason (other than a default or manifest error by the Bank) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a notice of borrowing or a telephone request for borrowing or conversion/continuation, or a successive Interest Period does not commence after notice thereof is given; (ii) if, for any reason, any prepayment of any LIBOR Rate Loan occurs on a date that is not the last day of the Interest Period applicable to such LIBOR Rate Loan; (iii) if, for any reason, any prepayment of the LIBOR Rate Loans is not made on the date specified in a notice of prepayment given by the Borrower with respect to such LIBOR Rate Loan; or (iv) as a consequence of any other default by the Borrower to repay such LIBOR Rate Loans when, and on the terms, required by the terms of this Agreement.

          (g) Quotation of LIBOR Rate. Notwithstanding anything contained herein to the contrary, if on any Interest Rate Determination Date the LIBOR Rate is unavailable by reason of the failure of the referenced lenders to provide offered quotations to the Bank in accordance with the definition of "LIBOR Rate", the Bank shall give the Borrower prompt notice thereof and any LIBOR Rate Loans requested shall be made as Prime Rate Loans.

          (h) LIBOR Rate Taxes. The Borrower agrees that:

               (i) Promptly upon notice from the Bank to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Credit Advance solely as a result of the interest rate being determined by reference to the LIBOR Rate and/or the provisions of this Agreement relating to the LIBOR Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Credit Advance when the interest rate is determined by reference to the LIBOR Rate (all such taxes, levies, cost and charges being herein collectively called "LIBOR Rate Taxes"); provided that LIBOR Rate Taxes shall not include taxes imposed on or measured by the net income of the Bank by the country under the laws of which the Bank is organized or any political subdivision or taxing authority thereof or therein, or taxes imposed on or measured by the net income of any branch or subsidiary of the Bank (whether gross or net income) by any jurisdiction or subdivision thereof in which that branch or subsidiary is doing business. The Borrower shall also pay such additional amounts equal to increases in taxes payable by the Bank, which increases are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. Notwithstanding anything contained in this Section 2.04(h) to the contrary, in the event that the Bank shall recover any amounts in respect of LIBOR Rate Taxes as to which the Borrower have previously rendered payment to Bank, then Bank shall reimburse the Borrower in full for such amounts. Promptly after the date on which payment of any such LIBOR Rate Tax is due pursuant to applicable law, the Borrower will at the request of the Bank, furnish to Bank evidence, in form and substance satisfactory to Bank, that the Borrower have met its obligation under this Section 2.05(h); and

               (ii) The Borrower will indemnify the Bank against, and reimburse the Bank on demand for, any LIBOR Rate Taxes as determined by the Bank in its good faith discretion. The Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (ii).

          (i) Booking of LIBOR Rate Loans. The Bank may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of the Bank.

          (j) Increased Costs. If, by reason of (i) the introduction of or any change in (including, without limitation, any change by way of imposition or increase of reserve requirements), or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasigovernmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), any reserve (including, without limitation, any imposed by the Federal Reserve Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or its applicable lending office shall be imposed or deemed applicable or other condition affecting any of its LIBOR Rate Loans or its obligation to make such LIBOR Rate Loans shall be imposed on the Bank or its applicable lending office or the London interbank market, and as a result thereof there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining such LIBOR Rate Loans, or there shall be a reduction in the amount received or receivable by the Bank, then, upon written notice from and demand by the Bank, the Borrower shall pay to the Bank for the account of the Bank, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify the Bank against such increased cost. A certificate in reasonable detail as to the amount of such increased cost, submitted to the Borrower by the Bank, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (k) Assumptions Concerning Funding of LIBOR Rate Loans. The calculation of all amounts payable to the Bank under this Section 2.04 shall be made as though the Bank had actually funded the LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate applicable to such LIBOR Rate Loan, in the case of a LIBOR Rate Loan, through the transfer of such LIBOR deposit from an offshore office of the Bank to a domestic office of such Bank in the United States of America; it being understood that the Bank may fund LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.04.

          (l) LIBOR Rate Loans After Default. After the occurrence of and during the continuance of an Event of Default, the Borrower may not elect to have a Credit Advance be continued as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for such Credit Advance.

     Section 2.05. Special Provisions Governing Alternative Currencies. Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall govern with respect to any Credit Advance to be made in an Alternative Currency:

          (a) General. Subject to the terms and conditions contained in this Agreement, the Borrower and the Bank shall separately agree as to the procedures, documentation, lending office and other matters relating to any Loan to be made in an Alternative Currency, all of which shall be consistent, and in accordance, with the customary practices and procedures of the Bank. When making requests for any Loan in an Alternative Currency, the Borrower shall specify to the Bank (i) the type of Alternative Currency for such Loan, (ii) the principal amount of such Loan and (iii) the term of such Loan. Subject to the customary practices and procedures of the Bank., the term for any Loan in an Alternative Currency shall be not less than one
     (1) week and not more than six (6) months. No Loan in an Alternative Currency may mature after the Maturity Date.

          (b) Availability. If the Bank determines that maintenance of any Loan denominated an any Alternative Currency would violate any applicable law, rule, regulation or directive, whether or not having the force of law, and notifies the Borrower of such determination, then the affected currency shall cease to be an Alternative Currency and the Bank shall suspend the availability of the affected currency of Credit Advance and, if the Bank determines that it is necessary, require that any Credit Advances of the affected currency be immediately repaid.

          (c) Judgment Currency. If for the purpose of obtaining judgment in any court, it is necessary to convert a sum due from the Borrower hereunder or under the Credit Note in the currency expressed to be payable herein or under the Credit Note (the "specified currency") into another currency, the parties hereto agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Bank could purchase the specified currency with such other currency at the Bank's main Boston office on the Business Day preceding that on which final non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to the Bank hereunder or under the Credit Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in such other currency to the Bank may, in accordance with normal, reasonable banking procedures, purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Bank, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Bank in the specified currency, the Bank agrees to remit such excess to the Borrower.

     Section 2.06. Method of Payment. All payments (including prepayments) to be made by the Borrower hereunder and under the Credit Note, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., Boston, Massachusetts time, on the due date thereof, at the office of the Bank located at 225 Franklin Street, Boston, Massachusetts 02110 (or such other place as the Bank may specify in writing from time to time), (a) in the case of each Loan made in Dollars, in Dollars, and (b) in the case of each Loan made in an Alternative Currency, in such Alterative Currency. All such payments (including prepayments) in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. All payments of principal, interest or fees to be made to the Bank may be effected by the Bank debiting accounts of the Borrower with the Bank and sending an advice thereof to the Borrower.

     Section 2.07. Voluntary Prepayments on the Credit.

          (a) Subject to Section 2.08, the Borrower may make prepayments to the Bank of any outstanding principal amount of any portion of any Credit Advance which is a Prime Rate Loan in accordance with this Section 2.07 at any time prior to 1:00 p.m. (Boston time) on any Business Day.

          (b) The Borrower may make prepayments to the Bank on any portion of any Credit Advance which is a LIBOR Rate Loan subject to the terms and conditions of Sections 2.08 and 2.09.

     Section 2.08. Payment and Interest Cutoff. Notice of each prepayment pursuant to Section 2.07 shall be given to the Bank in the case of prepayment of

Prime Rate Loans, not later than 1:00 p.m. (Boston time) on the date of payment, and shall specify the total principal amount of the Credit to be paid on such date. Notice of prepayment having been given in compliance with this Section 2.07, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Credit Advances so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

     Section 2.09. Prepayment of Credit. In the event of any prepayment of the Borrower's obligations to the Bank in respect of LIBOR Rate Loans, either at the Borrower's initiative or upon the exercise by the Bank of its rights in the case of an Event of Default, the Borrower agrees to pay to the Bank the Bank's lost net interest income resulting from the prepayment. Therefore, the Borrower's payment to the Bank shall consist of all principal amounts outstanding, all interest owing up to the date of such prepayment or demand by the Bank, together with the Bank's lost net interest income, if any, computed as described below.

     As of the date of prepayment, or as of the date of demand after an Event of Default, the Bank will determine the interest rate differential between the rate stated in the Note to the Bank and the yield on a United States Government Treasury Note with the maturity closest to the Note as the same is reported in the Wall Street Journal (or if not so reported, as the same is reported in its successor or another national publication similar thereto) of that day (reporting the previous day's activity). In the event that the rate differential so determined is such that the Treasury Note yield is greater than the Note yield, no lost net interest income shall be paid to the Bank, nor shall any sum be owed to the Bank by the Borrower solely for any lost net income.

     In the event that the rate differential so determined is such that the Note yield is greater than the Treasury Note yield, the difference shall be multiplied by the outstanding principal balance of the Note, computed monthly for the remaining term of the LIBOR Rate Loans; the present value of such monthly computation shall be calculated and paid to the Bank as its lost net interest income. For the purpose of computing present value, the interest rate used for discounting shall be the bond equivalent yield of the six month United States Treasury Bill rate as reported in the Wall Street Journal (or if not so reported, as the same is reported in its successor or another national publication similar thereto) of that day (reporting the previous day's activity).

     Section 2.10. Expenses. The Borrower shall pay the Bank on demand all reasonable out-of-pocket fees and expenses incurred by the Bank in connection with examinations of the books and records of the Borrower, appraisals of the assets of the Borrower and visits to the Borrower by officers, employees and agents of the Bank. The Borrower shall cooperate fully with the Bank's officers, employees and agents in connection with each audit or appraisal performed.

     Section 2.11. [Intentionally Omitted].

     Section 2.12. Commitment Fee. The Borrower shall pay the Bank a commitment fee (the "Commitment Fee") quarterly in arrears on the last day of each fiscal quarter commencing September 30, 1998, in an amount equal to the quotient of (i) the product of (A) the total unused portion of the Credit for each day within the fiscal quarter then ended, multiplied by (B) a rate equal to one half of one percent (.50%), divided by (ii) the actual number of days in such quarter.

     Section 2.13. Use of Credit Proceeds; No Credit Proceeds to Foreign Subsidiaries.

          (a) Use of Credit Proceeds. The proceeds of the Credit shall be used by the Borrower to refinance existing Indebtedness of the Borrower and its Subsidiaries (other than its Foreign Subsidiaries) of approximately $9,500,000 and for general working capital purposes of the Borrower and its Subsidiaries (other than its Foreign Subsidiaries).

          (b) No Credit Proceeds to Foreign Subsidiaries. Notwithstanding any provision contained in any of the Credit Documents (including this Agreement) to the contrary, the Borrower will not, and will cause its Subsidiaries not to, transfer or otherwise make available any proceeds from any Credit Advance to any Foreign Subsidiary for any purpose.

     Section 2.14 Letters of Credit.

          (a) Issuance Procedures. The Borrower may request and the Bank will issue commercial and standby letters of credit (such letters of credit, together with any renewals, collectively, the "L/Cs") for the account of the Borrower. With each request, the Borrower shall deliver to the Bank an L/C application and L/C agreement, together with the proposed form of such L/C (which, together with all schedules and exhibits thereto), shall be in form and substance satisfactory to the Bank and it Special Counsel and such other certificates, documents and other papers and information as the Bank may reasonably request. Any foreign beneficiary must be satisfactory to the Bank. All L/Cs shall be for a period not to exceed (i) one hundred and eighty (180) days (for commercial L/Cs), or (ii) three hundred and sixty
     (360) days (for standby L/Cs), and must expire at least one day prior to the Maturity Date. Within five Business Days following receipt of the above-described documents in satisfactory form, the Bank shall, provided that no (i) Event of Default exists or would exist upon issuance of such L/C and (ii) no event exists which, with the giving of notice or passage of time, or both, would constitute an Event of Default, issue such L/C.

          (b) L/Cs - Foreign Subsidiaries. Notwithstanding any provision contained in any of the Credit Documents (including this Agreement) to the contrary, the Borrower will not request, and the Bank will not issue, any L/C for the benefit of any Foreign Subsidiary or any creditor or equity holder thereof.

          (c) Reimbursement. The Borrower agrees to pay the Bank on each date that any amount is drawn under an L/C, a sum equal to the amount so drawn. The Borrower agrees to pay on demand any and all reasonable expenses incurred by the Bank in enforcing any rights under this Section 2.14. In the event any L/C is payable in foreign currency, the Borrower shall reimburse the Bank at the Bank's selling rate of exchange on the date such reimbursement is made.

          (d) Commission. The Borrower agrees to pay the Bank in advance a fee equal to the face amount of any L/C after the date hereof multiplied by the Applicable Margin (prorated based upon the number of days from the issue date to the expiration date), together with any transactional fees, at the Bank's customary rates.

          (e) Method of Payment. The Bank is authorized to obtain reimbursement for any L/C by making advances under the Credit. The Bank may make such advance even if it causes the outstanding balance to exceed the limits set forth in Section 2.01(a) and the making of such advance shall be an Event of Default under Article VI.

          (f) Amount. The aggregate amount of L/Cs outstanding at any time shall not exceed $2,500,000.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants that:

     Section 3.01. Corporate Existence and Power, Organizational Structure. The Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has full corporate and other power and authority to conduct its business and own its assets as now conducted and owned and as proposed to be conducted and owned. The Borrower and each Subsidiary is licensed or qualified as a foreign corporation in each jurisdiction where the conduct of its business or the ownership of its assets require such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect upon the business, assets, operations or financial condition of the Borrower or such Subsidiary, as the case may be. All issued and outstanding shares of capital stock of the Borrower and any Subsidiary have been duly authorized, validly issued, fully paid and are non-assessable.

     Section 3.02. Subsidiaries. The ownership structure and jurisdiction of incorporation of each Subsidiary is as set forth in Schedule 3.02 attached hereto. Except as set forth in Schedule 3.02, the Borrower currently has no Subsidiaries or any equity investments in any other entity.

     Section 3.03. Power and Authority Relative to Borrowing; Legal and Binding Nature, Compliance with Other Instruments. The Borrower and each Subsidiary has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver and perform all of its obligations contained in the Credit Documents to which it is a party, and to borrow hereunder, and none of such actions will violate any provision of law applicable to it, or of its charter or by-laws, or result in the breach of or constitute a default under any agreement or instrument to which it is a party or by which it is bound. Each of the Credit Documents to which the Borrower and each Subsidiary is a party has been (or will upon execution be) duly authorized and validly executed and are (or will upon execution be) the valid and binding obligations of the Borrower and each Subsidiary enforceable in accordance with their respective terms. Neither the execution or delivery by each of the Borrower and its Subsidiaries of any of the Credit Documents to which it is a party nor the performance of its obligations thereunder, requires the consent, approval or authorization of any person or governmental authority.

     Neither the Borrower nor any Subsidiary is in violation of any term of its charter or by-laws or of any agreement, instrument, mortgage, indenture, contract, judgment, decree, order, statute, rule or governmental regulation applicable to it. The execution, delivery and performance of the Credit Documents will not result in the creation of any Lien (other than Liens in favor of the Bank) upon any of the properties or assets of the Borrower or any Subsidiary.

     Section 3.04. Financial Condition. The audited consolidated financial statements of the Borrower dated as of December 31, 1997 and the unaudited consolidated financial statements of the Borrower and its Subsidiaries dated as of March 31, 1998 (the "Base Financial Statements") have been delivered to the Bank. The Base Financial Statements are complete and correct and present fairly and accurately the financial position of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, as of the date of the Base Financial Statements are in conformity with GAAP consistently applied. Except as set forth on Schedule 3.04 attached hereto, neither the Borrower nor any Subsidiary has any contingent liability or liability for taxes, or any unusual or burdensome agreement or commitment which would have a materially adverse effect on its business assets, operations or financial condition, except as disclosed in the Base Financial Statements and in this Agreement.

     After giving effect to the financing provided for in this Agreement, neither the Borrower nor any Guarantor will: (a) have liabilities (contingent or otherwise) which exceed the fair and salable value of its assets; (b) be left with unreasonably small capital with which to engage in its business; (c) have incurred, or anticipate or reasonably should anticipate incurring, debts beyond its ability to pay such debts as they mature.

     Section 3.05. No Material  Adverse Change.  Except as set forth in Schedule
3.05 attached hereto, since the date of the Base Financial Statements there has been no material adverse change in the business, assets, operation or condition (financial or otherwise) of the Borrower or any Subsidiary, and neither the Borrower nor any Subsidiary has paid any dividends or made any distributions on or purchased or otherwise acquired any shares of the Borrower's capital stock or the stock of any Subsidiary.

     Section  3.06.  Litigation;  Employment  and Labor.  Except as set forth in
Schedule 3.06 attached hereto, there are no suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which would have a material adverse effect on the business, assets or financial condition of the Borrower or any Subsidiary.

     There are no controversies pending or, to the best of the knowledge of the Borrower after due inquiry, threatened, between the Borrower and any of its employees or any Subsidiary and its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the financial condition, results of operation or business of the Borrower or any Subsidiary. The Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices. Neither the Borrower nor any Subsidiary has union representation questions, grievances, discrimination or unfair labor practice complaints pending or threatened against it before any state or federal board or agency respecting employment and employment terms, conditions and practices, the failure to comply with which could have a material adverse effect on its business or operations or, to the best of their knowledge, after due inquiry, any basis therefor.

     Section 3.07. Title. Except as set forth in Schedule 3.07 attached hereto, the Borrower and each Subsidiary has good and marketable title to, or valid leasehold interests in, all of the properties and assets and leasehold interests reflected in the Base Financial Statements, or acquired since such date (except for materials used, inventory sold, accounts receivable collected and other items disposed of, all in the ordinary course of business since the date of the Base Financial Statements), free and clear of all Liens except Liens permitted by Section 5.12, and easements, restrictions and minor defects in title which do not, either individually or in the aggregate materially detract from the value or materially limit the use of any real property.

     Section  3.08.  Tax Returns and  Payments.  Except as set forth in Schedule
3.08 attached hereto, all of the tax returns and tax reports of the Borrower and its Subsidiaries required by law to be filed have been duly filed, or extensions of the time for filing have been duly obtained, and the Borrower and its Subsidiaries have paid all taxes shown due thereon. Except as set forth in
Schedule 3.08, the federal income tax returns of the Borrower and its Subsidiaries have never been audited (or, in the case of a Subsidiary, have not been audited since the date of its acquisition by the Borrower) by the Internal Revenue Service. There are in effect no waivers of the applicable statutes of limitations for federal taxes for any period. Except as set forth in Schedule 3.08, no deficiency assessment or proposed adjustment of the federal income taxes of the Borrower or any Subsidiary is pending, and to the best of Borrower's knowledge, there is no proposed liability of a substantial nature for any tax to be imposed upon any of its assets for which there is not an adequate reserve reflected in the Base Financial Statements.

     Section 3.09. Compliance with Law. Except as set forth in Schedule 3.09 attached hereto, the Borrower and each Subsidiary has all necessary franchises, permits, licenses and other rights to allow it to conduct its business as presently conducted and as proposed to be conducted, and neither the Borrower nor any Subsidiary is in default with respect to any order or decree of any court, or under any law, order or regulation of any governmental authority, or under the provisions of any contract or agreement to which it is a party or by which it may be bound, which default would have a material adverse effect on its business, assets, operations or financial condition.

     Section 3.10. Pension Matters. Except as set forth in Schedule 3.10 attached hereto, neither the Borrower nor any Subsidiary has incurred (a) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by it; neither the Borrower nor any Subsidiary has had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Borrower nor any Subsidiary has any material unfunded liability under a pension plan or a contingent liability for withdrawal from a multi-employer pension plan except as disclosed in the Base Financial Statements.

     Section 3.11. Compliance with Regulation U. None of the proceeds of the Credit will be used to purchase, carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 3.12. Credit Agreements. Set forth in Schedule 3.12 attached hereto is a complete and correct list of all existing loan agreements, indentures, note purchase agreements, guarantees or other instruments relating to extensions of credit or money borrowed for an amount in excess of $100,000 under which the Borrower or any Subsidiary is or may become directly or indirectly obligated.

     Section 3.13. Leases and Options to Purchase. Set forth on Schedule 3.13 attached hereto is a complete and correct list of all existing leases with respect to, or options to purchase any, real estate or any equipment involving a commitment, potential commitment, or series of commitments in any twelve month period, in excess of $100,000 under which the Borrower or any Subsidiary is or may become directly or indirectly obligated as lessee or purchaser.

     Section 3.14. Insolvency. Neither the Borrower nor any Subsidiary has (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (c) suffered the attachment or other judicial seizure of all, or substantially all of its assets, (d) admitted in writing its inability to pay its debts as they come due, or (e) made an offer of settlement, extension or composition to its creditors generally.

     Section 3.15. Real Estate Owned. Except as set forth in Schedule 3.15 attached hereto, neither the Borrower nor any Subsidiary owns any real property.

     Section 3.16. Hazardous Waste. Except as set forth in Schedule 3.16 attached hereto, neither the Borrower nor any Subsidiary has generated, stored or disposed of any oil, hazardous substance or hazardous material as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. '9601, et seq., applicable state or federal laws, or regulations adopted pursuant thereto, in violation of applicable law; and, except as set forth in Schedule 3.16 attached hereto, to the best of the Borrower's knowledge, there has been no generation, storage, or disposal of any such materials by anyone else on the property owned or leased by the Borrower or any Subsidiary, nor have any such materials been present on such property.

         Section 3.17. Permits. All necessary licenses and permits for the use and occupancy of the real property owned or leased by the Borrower and each Subsidiary have been issued and are in full force and effect, except as set forth in Schedule 3.17 attached hereto and except for any such licenses or permits, the absence of which would not have a material adverse effect upon the business, assets, operations or financial condition of the Borrower or such Subsidiary.

     Section 3.18. SEC Filings; No Omissions. None of the registration statements or reports (including, without limitation, reports on Form 10-K, Form 10-Q and Form 8-K) filed by the Borrower with the SEC, as amended, modified or supplemented from time to time, contains as of the date hereof any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The making of Credit Advances hereunder, the application of proceeds and the repayment by the Borrower and the consummation of the transactions contemplated by this Agreement have not and will not violate any provision of any federal or state securities loans, rules or regulations, or any order issued by the SEC (collectively, "Securities Laws"). Neither the Borrower nor any

Subsidiary has issued any security in violation of any Securities Laws. The Borrower agrees to indemnify and hold the Bank harmless from and against any claim in connection with the violation or alleged violation by the Borrower of any Securities Laws.

     None  of the  representations  or  warranties  in  this  Agreement  nor any document, agreement, statement, certificate, exhibit, schedule or other information furnished or to be furnished by or on behalf of the Borrower to the Bank pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of facts contained therein not misleading.

     Section 3.19. Intellectual Property. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     Section 3.20. Operation of Business on Consolidated Basis. The Borrower and its Subsidiaries conduct a portion of their business on a consolidated basis, including, but not limited to, shared management, accounting, marketing and operations. Any Credit provided to the Borrower under the Credit Documents benefits the Borrower and all Subsidiaries on a consolidated as well as an individual basis.


ARTICLE IV.  CONDITIONS

     Section 4.01. Conditions to the Credit and the First Advance. The obligation of the Bank to make the initial advance under the Credit is subject to the fulfillment of the following conditions:

          (a) Credit Documents. The Bank shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Bank, (ii) the Credit Note executed and delivered by a duly authorized officer of the Borrower, (iii) the Borrower Security Agreement and the Borrower Stock Pledge Agreement, each executed and delivered by a duly authorized officer of the Borrower, (iv) the Guaranty Agreement, executed and delivered by a duly authorized officer of each of the Subsidiaries (other than the Foreign Subsidiaries) and (v) the Subsidiary Security Agreements and the Subsidiary Stock Pledge Agreements, each executed and delivered by a duly authorized officer of each Subsidiary which is a party thereto.

          (b) Actions to Perfect Liens. The Bank shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Bank, desirable to perfect the Liens created by the Security Documents shall have been completed (or, to the extent that any such filings, recordings, registrations and other actions shall not have been completed, arrangements satisfactory to the Bank for the completion thereof shall have been made).

          (c) Lien Searches. The Bank shall have received the results of a recent search by a Person satisfactory to the Bank, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and each of its Subsidiaries in the jurisdictions set forth in Schedule 4.01(c), and the results of such search shall be satisfactory to the Bank.

     (d) Pledged Stock; Stock Powers. The Bank shall have received the original certificates representing the shares pledged pursuant to the Borrower Stock Pledge Agreement and each of the Subsidiary Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Borrower or the applicable Subsidiary, whichever is applicable.

          (e) UCC-3 Termination Statements. The Bank shall have received UCC-3 termination statements and any other instrument necessary to terminate the Liens granted by the Borrower or any of its Subsidiaries (other than its Foreign Subsidiaries) to any Person (other than the Bank)(or, to the extent that any such UCC-3 termination statements or any other instrument shall not have been obtained and filed, arrangements satisfactory to the Bank for the obtaining and filing thereof shall have been made).

          (f) Secretary's Certificate. The Borrower and each of the Subsidiaries (including the Foreign Subsidiaries) shall have delivered to the Bank, a certificate of the Secretary or Assistant Secretary (or Clerk or Assistant Clerk) of the Borrower and each such Subsidiary (in substantially the form of Exhibit H attached hereto and dated as of the date of the Closing Date), certifying (i) in the case of the Borrower and each of its Subsidiaries (other than its Foreign Subsidiaries), the charter documents, by-laws, consent votes of directors and incumbency of officers of the Borrower and each such Subsidiary; and (ii) in the case of each of the Foreign Subsidiaries, the charter documents and by-law of each such Foreign Subsidiary.

          (g) Officer's Certificate. The Borrower shall have delivered to the Bank a certificate of a duly authorized officer of the Borrower certifying that all conditions precedent on the part of the Borrower to the execution and delivery hereof and the making of the initial Revolving Credit Advance have been satisfied, in substantially the form of Exhibit I attached hereto and dated as of the date of the Closing Date.

          (h) Legal Existence, Good Standing, Tax Good Standing and Foreign Qualification Certificates. The Bank shall have received (i) certificates of legal existence, good standing, tax good standing and foreign qualification for the Borrower, and (ii) certificates of legal existence, good standing and foreign qualification from each of the Subsidiaries, all of recent date issued by the appropriate governmental authorities.

          (i) Certificates of Insurance. The Bank shall have received evidence in form and substance satisfactory to it that all of the requirements of this Agreement and those sections of the Security Documents requiring the maintenance of insurance shall have been satisfied.

          (j) Legal Opinions from Counsel for the Borrower and Guarantors. The Bank shall have received the written opinion of Bryan Cave LLP, counsel to the Borrower and the Guarantors, in form satisfactory to Peabody & Arnold LLP, special counsel to.the Bank (said special counsel and any successor counsel shall be hereinafter referred to as "Special Counsel") covering such matters as the Bank or its Special Counsel may request.

          (k) No Default. No Event of Default specified in Article VI and no event which, under Article VI with the giving of notice or the lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

          (l) Material Adverse Change. There shall not have occurred any material adverse change in the condition (financial or otherwise), operation, properties, assets, liabilities, earnings or prospects of the Borrower or its Subsidiaries since the date the most recent financial statements were delivered to the Bank.

          (m) Miscellaneous Requirements. The Borrower shall have delivered to the Bank such other documents as the Bank or its Special Counsel shall reasonably require.

     Section 4.02. Conditions to Subsequent Advances. Each request for a subsequent Credit Advance shall be deemed to be a representation by the Borrower to the Bank that all representations and warranties contained in Article III hereof or in any Exhibit, Schedule or Certificate attached hereto or delivered to the Bank in connection herewith were true and correct when made and continue to be true and correct as of the date of such advance, and that no Event of Default specified in Article VI hereof, and no event which, under said Article VI with the giving of notice or the lapse of time, or both, would constitute an Event of Default, has occurred and is then continuing.

ARTICLE V. COVENANTS OF THE BORROWER

     The Borrower hereby covenants as follows:

     Section 5.01. Payment of Amounts Due. The Borrower will make all payments of principal, interest and other amounts in connection with the Credit Note and this Agreement in accordance with the terms hereof and thereof, and will observe, perform and comply with all covenants, terms and conditions contained herein, in the Credit Note or in any other Credit Document to be observed, performed or complied with by it, and it will cause each of the Subsidiaries (other than the Foreign Subsidiaries) to comply with all the covenants, terms and conditions in any Credit Document to which it is a party, or which by the terms hereof is applicable to such Subsidiary.

     Section 5.02. Corporate Existence. The Borrower will maintain and preserve in full force and effect its corporate existence and the corporate existence of each Subsidiary and will maintain and preserve in full force and effect, and will cause each Subsidiary to maintain and preserve in full force and effect, all material rights, licenses, patents, trademarks and franchises, and comply with all applicable regulations in all jurisdictions necessary for the conduct of their respective businesses.

     Section 5.03. Maintenance of Properties. The Borrower will maintain, preserve, protect and keep, and will cause each Subsidiary to maintain, preserve, protect and keep, all properties used or useful in the conduct of their respective businesses in good repair, working order and condition, ordinary wear and tear excepted, and from time to time shall make, and will cause each Subsidiary to make, such repairs, renewals, replacements, betterments and improvements thereto as in the judgment of the Borrower's management are necessary to permit such businesses to be properly and advantageously conducted at all times.

     Section 5.04. Payment of Taxes, Compliance with Laws. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any property belonging to them before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which, if not paid when due, might become a Lien or charge upon such property or any part thereof; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, an adequate reserve for the payment thereof is established on the books of the Borrower or such Subsidiary in accordance with GAAP, and the Borrower or each Subsidiary shall pay such tax, assessment, charge, levy or claim before any taxing authority files any Lien with respect thereto.

     The Borrower will at all times and in all material respects comply with, and will cause each Subsidiary to comply with, all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and observe all requirements of federal, state, local and other governmental authorities.

     The Borrower will satisfy, or cause to be satisfied, for the Borrower and each Subsidiary, the minimum annual funding standard, within the meaning of ERISA, for any employee benefit plan established or maintained by the Borrower or such Subsidiary which is subject to ERISA and neither the Borrower nor any Subsidiary will permit any tax or penalty to be incurred by it as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of Section 4975 of the Code or any regulation issued thereunder.

     Section 5.05. Insurance. The Borrower will at all times maintain, and will cause each Subsidiary to maintain, casualty, liability and business interruption insurance with financially sound and reputable insurers satisfactory to the Bank in such amounts and to the extent customary for entities of like size in similar businesses, all in accordance with the provisions of this Agreement, the Borrower Security Agreement and the Subsidiary Security Agreements. Each such insurance policy shall contain a provision requiring at least thirty (30) days' written notice to the Bank prior to the cancellation or modification of each such policy. Certificates relating to such insurance shall be delivered to the Bank on the Closing Date and thereafter upon demand by the Bank, it being understood by the parties hereto that no such certificates for the Foreign Subsidiaries shall be delivered to the Bank unless and until requested by the Bank.

     Section 5.06. Accounts and Reports. The Borrower will furnish or cause to be furnished to the Bank, the following reports:

          (a) Annual Reports. As soon as available and in any event within ninety (90) days after the end of each fiscal year, (i) consolidated and comparative audited financial statements of the Borrower, together with all notes thereto, prepared in reasonable detail and in accordance with GAAP consistently applied, such consolidated statements to be duly certified by a certified, independent public accounting firm selected by the Borrower and acceptable to the Bank ("CPA"), which statements shall be accompanied by (A) an unqualified opinion thereon by the CPA, and (B) a statement executed by the Borrower's president or treasurer that to the best of his or her knowledge, following diligent inquiry, he or she does not know of any condition or event which constitutes an Event of Default under this Agreement or which, after notice, or lapse of time or both, would constitute such an Event of Default, or a statement specifying the nature and period of existence of any such condition or event, all in form and substance acceptable to the Bank; and (ii) unaudited consolidating and comparative balance sheet and income statement prepared on a year-to-date basis in reasonable detail and in accordance with GAAP consistently applied, and in form similar to Schedule 5.06 attached hereto.

          (b) Quarterly Reports. As soon as available, and in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year during the term of this Agreement, (i) consolidated and comparative unaudited financial statements of the Borrower prepared in reasonable detail and in accordance with GAAP consistently applied, certified by the president or treasurer of the Borrower, which statements shall contain balance sheets as of the end of such accounting period, statements of income and cash flow for such accounting period, all in form and substance satisfactory to the Bank; and (ii) unaudited consolidating and comparative balance sheet and income statement prepared on a year-to-date basis in reasonable detail and in accordance with GAAP consistently applied, and in form similar to Schedule 5.06 attached hereto.

          (c) Compliance Certificates. With the annual and quarterly financial statements furnished pursuant to subsections (a) and (b) hereof, an officer's certificate substantially in the form of Exhibit J hereto (the "Compliance Certificate"), and such other reports as the Bank may reasonably request.

          (d) Projections. At least thirty (30) days prior to each fiscal year end, financial projections for the Borrower for the next fiscal year prepared by month in the form previously provided to the Bank.

          (e) Auditor's Management Letter. Promptly after receipt by the Borrower, copies of the management letter provided by the CPA.

          (f) Public Information. As soon as they become available, but in any event, within fifteen (15) days after the issuance thereof, the Borrower shall furnish to the Bank copies of such other financial statements, proxy material and reports as it shall send or make available to its stockholders, and promptly upon the filing thereof, copies of all reports and materials which the Borrower or any Subsidiary files with any governmental commission (including, without limitation, the SEC), department or agency or with any domestic or foreign stock exchange or with the NASDAQ, including without limitation, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including, without limitation, reports on Form 10-K, Form 10-Q and Form 8-K) filed by Borrower with the SEC or any domestic or foreign stock exchange or with the NASDAQ, and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to the Borrower by any such governmental commission (including without limitation, the SEC), department or agency or any such domestic or foreign stock exchange or the NASDAQ.

          (g) Accounting Principles. Reports furnished to the Bank under this Agreement shall be prepared in accordance with GAAP consistently applied, except that unaudited statements need not contain notes thereto and shall be subject to normal year end adjustments. Compliance with the covenants set forth in this Agreement will be determined in accordance with GAAP consistently applied. In the event that any subsequent report shall have been prepared in accordance with accounting principles different than those used in the Base Financial Statements, the Borrower shall so inform the Bank of such change in accounting principles and shall provide to the Bank such subsequent reports and such supplemental reconciling financial information as may be required to ascertain performance by the Borrower with the covenants contained in this Agreement.

     Section 5.07. Information and Inspection. The Borrower will furnish, and will cause each Subsidiary to furnish, the Bank from time to time promptly upon the Bank's request, full information pertinent to any covenant, provision or condition hereof or to any matter in connection with the business of the Borrower or such Subsidiary and, at all reasonable times during normal business hours and as often as the Bank shall reasonably request, permit any authorized representative designated by the Bank to visit and inspect any of properties of the Borrower and its Subsidiaries, including their books and records (and to make extracts therefrom), and to discuss their affairs, finances and accounts with its officers. The Borrower will, in addition, promptly furnish to the Bank such financial information as the Bank shall reasonably request. Without limiting the generality of the foregoing, the Bank shall be entitled to conduct as many examinations of the books and records of the Borrower or any Subsidiary as the Bank in its sole discretion deems necessary and the Borrower shall pay on demand the Bank's out-of-pocket expenses and field audits and appraisal fees.

     Section 5.08. Additional Advice. The Borrower will promptly advise the Bank of any change which constitutes or, after notice or lapse of time or both, would constitute an Event of Default as defined in Article VI of this Agreement, or a default in the performance by the Borrower or any Subsidiary under any covenant or agreement contained in any other agreement to which it is a party or by which it is bound which has not been cured within the applicable grace period, if any. The Borrower will also promptly give notice to the Bank of (a) each waiver, consent or amendment granted or made with respect to borrowed money in excess of $25,000, and (b) any dispute or default under or change in a material term of any collection agreement during the prior fiscal year.

     Section 5.09. Payment of Expenses. The Borrower will bear all reasonable out-of-pocket fees and expenses of the Bank in connection with the negotiation, preparation, execution, amendment, administration or enforcement of this Agreement, the other Credit Documents and the transactions contemplated hereby (whether or not the Credit hereunder is consummated) and the making and collection of the Credit hereunder, including without limitation, the fees and disbursements of Special Counsel for the Bank, costs of appraisals, recording fees, and filing fees. Such fees and disbursements of Special Counsel for the Bank payable by the Borrower in connection with the initial negotiation, preparation and execution of this Agreement and the other Credit Documents shall not exceed $50,000.

     Section 5.10.  Limitation on Indebtedness.  Except as otherwise provided in
Section 5.11 below, the Borrower will not, and will not permit any Subsidiary to create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any indebtedness (which term shall include: all indebtedness, obligations and liabilities, which in accordance with GAAP would be reflected on the balance sheet of the Borrower or such Subsidiary as a liability; all indebtedness, obligations and liabilities (including any letters of credit issued by any bank), whether or not assumed by the Borrower or such Subsidiary, secured by any Lien existing on property owned by the Borrower or such Subsidiary; all indebtedness in respect of operating leases; and all amounts representing rental payments which, in accordance with GAAP, would be classified as a liability on its balance sheet)(collectively, "Indebtedness"), except for:

          (a) the Obligations;

          (b) the Canadian Debt;

          (c) the UK Debt;

          (d) Purchase Money Indebtedness and Capitalized Lease Obligations (including the approximately $1,400,000 of Purchase Money Indebtedness and Capitalized Lease Obligations which is in existence as of the date hereof and which is specifically disclosed in Schedule 5.10(d) attached hereto) which collectively shall not exceed the aggregate sum of $2,500,000 at any one time;

          (e) Indebtedness of the Borrower and the Subsidiaries which is in existence as of the date hereof and which is specifically disclosed in
     Schedule 5.10(e) attached hereto), and which shall not exceed the aggregate principal amount of $533,345 at any time on or after the date hereof;

          (f) Indebtedness of the Borrower and the Subsidiaries for taxes, assessments, governmental charges, Liens or claims described in Section
     5.04  hereof to the extent  that  payment  thereof is not  required by such
     Section 5.04;

          (g) Indebtedness of the Borrower and the Subsidiaries comprising of trade debt, wages, employee benefits, advance payments on sales contracts and other Indebtedness incurred in the ordinary course of business; and

          (h) Indebtedness in respect of final judgments for the payment of money not in excess of $50,000 in the aggregate at any time outstanding (excluding sums covered by insurance) remaining unsatisfied and in effect for any period of less than sixty (60) days or in respect of which a stay of execution shall have, been obtained pending an appeal or proceeding for review.

     Section 5.11. Limitation on Liability for Obligations of Others. Except as otherwise provided in Section 5.10 above, the Borrower will not, and will not allow any Subsidiary to, assume, guarantee, endorse or otherwise be or become liable, contingently or otherwise, for the obligations of any other corporation, firm or entity or other person, except for:

          (a) the Guaranty Agreement;

          (b)  the   endorsement  of  negotiable   instruments  for  deposit  or
     collection in the normal course of business;

          (c) the Guarantee dated ___________, 1998 (the "First Chicago NBD Guaranty"), from the Borrower in favor of First Chicago NBD Bank, Canada, as amended as of August __, 1998, pursuant to which, among other things, the Borrower has guaranteed up to $2,000,000 of all of the obligations and liabilities of its subsidiary, Ground Effects, Ltd., to First Chicago NBD Bank, Canada; provided, however, that (i) the Borrower shall not further amend, restate or otherwise alter the First Chicago NBD Guaranty in any manner; and (ii) the Borrower will not, directly or indirectly, make any payment pursuant to or with respect to the First Chicago NBD Guaranty;

          (d) the Deed of Guarantee dated January 16, 1998 (the "National Westminster Bank Guaranty"), from the Borrower in favor of National
     Westminster Bank PLC, pursuant to which, among other things, the Borrower has guaranteed up to ,391,780 (British Pounds) of all of the obligations and liabilities of its subsidiary, Signal Processors Limited, to National Westminster Bank PLC, provided, however, that (i) the Borrower shall not amend, restate or otherwise alter the National Westminster Bank Guaranty in any manner; and (ii) the Borrower will not, directly or indirectly, make any payment pursuant to or with respect to the National Westminster Bank Guaranty; and

          (e) those guarantees of the Borrower,  which are described in Schedule
     5.11 attached hereto, and which relate solely to certain equipment leases or bonds of the Subsidiaries described therein. . Section 5.12. Limitation on Liens. The Borrower will not, and will not allow any Subsidiary to, (i) create, incur, assume or allow to be created, incurred or assumed, or to exist, any pledge of, or any Lien of any kind on, any of their respective properties, assets or capital stock, (ii) subject any of such assets to prior payments of any other Indebtedness whether by subordination agreement, transfer of assets or otherwise, or (iii) own or acquire or agree to acquire any property of any character subject to or upon any mortgage, conditional sale agreement or other title retention agreement, provided, however, that the foregoing restrictions shall not prohibit the Borrower or a Subsidiary from:

          (a) creating or allowing to exist any Liens which secure Indebtedness permitted under
         Section 5.10;

          (b) creating or allowing to exist any Liens in favor of the Bank or otherwise permitted under the Security Documents;

          (c) allowing to exist Liens for taxes, assessments, governmental charges and levies for claims described in Section 5.04 hereof to the extent that payment thereof is not then required by such Section;

          (d) allowing to exist Liens in respect of judgments or awards which have been in force for less than the applicable appeal period or less than sixty (60) days, whichever is sooner, so long as execution is not levied thereunder, or in respect of which the Borrower or such Subsidiary at the time shall in good faith be prosecuting an appeal, or proceedings for review are pending and in respect of which a stay of execution shall have been obtained pending such appeal or review; and

          (e) creating or all owing to exist deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance or similar programs; Liens, charges or encumbrances imposed by law, such as carriers', warehousemen's and mechanics' Liens and other Liens arising in the ordinary course of business which do not, individually or in the aggregate, materially detract from the value or limit the use of any property subject thereto; landlords' Liens in respect of rent not in default or Liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds.

     Section 5.13. Sale of Assets. The Borrower will not, and will not allow any of its Subsidiaries to, sell or transfer to any third party any of its assets (including, without limitation, accounts receivable whether with or without recourse); provided, however, (a) the Borrower or any of its Subsidiaries may make such sales or transfers to the Borrower or any of its Subsidiaries (other than its Foreign Subsidiaries); and (b) the Borrower or any of its Subsidiaries may make sales or transfers which are (i) permitted by Section 5.16 hereof or
(ii) in the ordinary course of business.

     Section 5.14. Loans and Investments in Securities. The Borrower will not, and will not permit any Subsidiary to, without the prior written consent of the Bank, purchase or otherwise acquire or retain any stock, assets or obligations of, or make any loans or advances to, or investments in any corporation, partnership or other entity or person, other than:

          (a) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof; or

          (b) certificates of deposit or other obligations maturing not more than one (1) year from the date of issue thereof issued by the Bank; or

          (c) Permitted Acquisitions or Permitted Payments; or

          (d) loans by the Borrower to the Subsidiaries;

provided, however, notwithstanding any provision contained herein or in any of the other Credit Documents to the contrary, the Borrower will not, and will cause its Subsidiaries not to, make any loans or advances to, or additional investments in, any Foreign Subsidiary for any purpose.

     Section 5.15. Transactions With Affiliated Persons. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction with any Affiliate, except on terms no less favorable to the Borrower or such Subsidiary than would be available in a bona fide arm's length transaction with a non-affiliated person or entity; provided that (i) the Borrower shall have obtained the Bank's prior written consent to any such transaction or series of related transactions involving an amount of in excess of $25,000 in the aggregate and (ii) the Borrower may issue stock options and warrants (and stock upon the exercise thereof) at less than fair market value to its officers, employees, directors and shareholders. All such existing stock options and warrants as of the date hereof are as set forth in Schedule 5.15 attached hereto. "Affiliate" means: any officer, director or shareholder who owns five percent (5%) or more of any class of securities of the Borrower; any entity where the Borrower owns directly or indirectly five percent (5%) or more of any class of securities or interest issued by such entity; or any entity that controls, is controlled by or under common control with, any Borrower.

     Section 5.16. Consolidation, Merger or Disposition/Acquisition of Assets. The Borrower will not, and will not allow any Subsidiary to, without the prior written consent of the Bank, consolidate with or merge into or with another firm, person or corporation, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or sell, lease or otherwise dispose of (other than in the ordinary course of its business) all or any material portion of their respective properties or assets to any firm, person or corporation, or acquire any material portion of the properties or assets of any other firm, person or corporation, whether in one or a series of related transactions, except that:

          (a) any Subsidiary may merge into or consolidate with the Borrower or another Subsidiary (provided that the Borrower or a Subsidiary shall be the surviving corporation); and

          (b) the Borrower and its Subsidiaries may sell or otherwise dispose of any property which has become uneconomic, obsolete or worn out if disposed of in the ordinary course of business; and

          (c) so long as no Event of Default (or event which with notice, the passage of time or both would become an Event of Default) has occurred and is continuing, the Borrower and its Subsidiaries may make Permitted Acquisitions and Permitted Payments.

     Section 5.17. Changes in Corporate Business. The Borrower will not, and will not permit any Subsidiary to, materially alter the nature of its business.

     Section 5.18. New Subsidiaries. The Borrower shall, at the expense of the Borrower and its Subsidiaries, cause each new Subsidiary (other than new Foreign Subsidiaries) of the Borrower created or acquired after the date hereof, to execute and deliver to the Bank, within thirty (30) days after the creation or acquisition of such new Subsidiary, the following agreements and documents, all in form and substance reasonably satisfactory to the Bank:

          (a) a Supplement to Guaranty Agreement in the form attached as Exhibit A to the Guaranty Agreement, pursuant to which, such new Subsidiary shall become a party to the Guaranty Agreement;

          (b) a Subsidiary Security Agreement, pursuant to which, such new Subsidiary shall grant to the Bank a first priority security interest in all of its assets;

          (c) any and all UCC financing statements which the Bank deems necessary and appropriate in order to perfect its first priority security interests in all of the assets of such new Subsidiary; and

          (d)  such   other   agreements,   documents,   financing   statements,
     instruments, opinions and certificates and completion of such other matters, as the Bank may reasonably deem necessary or appropriate.

     The Borrower, or the Subsidiary, whichever is applicable (hereinafter referred as the "Corporate Parent"), which owns or otherwise acquires Capital Stock in any new Subsidiary (including any new Foreign Subsidiary) created or acquired after the date hereof, will execute and deliver to the Bank, within thirty (30) days after the creation or acquisition of such new Subsidiary, (i) a pledge agreement (in form and substance reasonably acceptable to the Bank), pursuant to which, such Corporate Parent shall grant in favor of the Bank a first priority security interest with respect to all Capital Stock owned or otherwise acquired by the Corporate Parent in such new Subsidiary; and (ii) such financing statements, documents, instruments and certificates, as the Bank may reasonably request in order to perfect its security interest in such Capital Stock.

     Except as otherwise provided in Sections 5.10 and 5.11 above, the Borrower will not, and will not permit any Subsidiary to incur any Indebtedness in connection with the creation or acquisition of any such new Subsidiary.

     Section 5.19 Minority Stockholders. To the extent that the Borrower does not directly or indirectly own all of the outstanding Capital Stock in any Subsidiary, the Borrower shall use its best efforts to cause all Persons who own any Capital Stock in such Subsidiary promptly to execute and deliver to the Bank
(a) a pledge agreement (in form and substance reasonably acceptable to the Bank), providing for a first priority security interest in favor of the Bank with respect to all Capital Stock owned by such Person in such Subsidiary; and
(b) such financing statements, documents, instruments and certificates, as the Bank may reasonably request in order to perfect its security interest in such Capital Stock.

     Section 5.20. Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay or make any Restricted Payments, provided, however, that so long as no Event of Default has occurred and is continuing,

          (a) the Borrower may redeem for cash up to $700,000 (plus accrued dividends) of the Borrower's redeemable preferred stock as set forth in
     Schedule 5.20 attached hereto;

          (b) the Borrower may acquire, in exchange for its Capital Stock, the remaining equity interests in Subsidiaries which are not wholly-owned by the Borrower, by issuance to the Persons and pay certain "earn outs", in the amounts, at the times, and, where so indicated, upon the satisfaction of the earnings targets set forth in Schedule 5.20 attached hereto;

          (c)  the  Borrower   may  declare  and  pay  cash   dividends  to  its
     shareholders in the aggregate amount of up to $150,000 per any fiscal year; and

          (d) any Subsidiary may declare and pay cash dividends, to the extent permitted under the provisions of the Borrower Stock Pledge Agreement and the Subsidiary Stock Pledge Agreement.

The transactions permitted in clauses (a), (b), (c) and (d) of this Section 5.20 are hereinafter referred to collectively as the "Permitted Payments."

     Section 5.21. Restriction on Use of Proceeds. None of the proceeds of the Credit shall be used by the Borrower to purchase commodities except for use in the ordinary course of the Borrower's business, or for the purpose of purchasing or carrying, or refinancing any borrowing the proceeds of which were used to purchase or carry, any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 5.22. Bank Accounts. The Borrower shall maintain at all times all of its primary operating and disbursement accounts with the Bank; provided that the Bank's services meet the reasonable cash management needs of the Borrower.

     Section 5.23. Continued Management and Ownership of Borrower and Each Subsidiary. Richard J. Sullivan shall continue to serve actively as chief executive officer of the Borrower and shall actively participate in the management of the Borrower. At no time after the date hereof will the Borrower permit (i) more than 50% of the outstanding shares of Capital Stock of the Borrower to be beneficially owned (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any "person" or any "group" (as defined in Section 13(d)(3) of the Exchange Act); or
(ii) any change in the  ownership  structure of any  Subsidiary  as set forth in
Schedule 3.02 (other than as a result of Permitted Acquisitions and Permitted Payments).

     Section 5.24. Material Agreements. The Borrower will observe and perform, and will cause each Subsidiary to observe and perform, all of its obligations under each material agreement to which it is a party, except where the failure so to observe would not have a material adverse affect upon the business, assets, operations, financial or other condition, or prospects of the Borrower or such Subsidiary, as the case may be.

     Section 5.25. Maximum Capital Expenditures. The Borrower will not permit, and will cause its Subsidiaries not to permit, Capital Expenditures to exceed $1,500,000 during any fiscal year (excluding from this calculation, Purchase Money Indebtedness and Capitalized Lease Obligations permitted pursuant to
Section 5.10(c)) above).

     As used herein, "Capital Expenditures" means, for any given period, all internally financed expenditures of the Borrower and its Subsidiaries for fixed or capital assets made or incurred during such period which are properly chargeable to capital account in accordance with GAAP consistently applied.

     Section 5.26. Ratio of Total Liabilities to Tangible Net Worth. The Borrower will not permit, and will cause its Subsidiaries not to permit, the ratio of Total Liabilities to Tangible Net Worth at the end of any fiscal quarter ending after the date hereof to be greater than 2.0 to 1.0.

     As used herein, "Total Liabilities" means, as of any given date, the sum of all liabilities of the Borrower and its Subsidiaries, as determined on a consolidated basis, in accordance with GAAP consistently applied; "Tangible Net Worth" means, as of any given date, the sum of all tangible assets of the Borrower and its Subsidiaries minus the Total Liabilities, all as determined on a consolidated basis in accordance with GAAP consistently applied.

     Section 5.27. Ratio of Current Assets to Current Liabilities. The Borrower will not permit, and will cause its Subsidiaries not to permit, the ratio of Current Assets to Current Liabilities at the end of any fiscal quarter ending after the date hereof to be less than 1.25 to 1.00.

     As used herein, "Current Assets" means, as of any given date, the sum of all cash and cash equivalents plus inventory, prepaid expenses and accounts receivables of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied; "Current Liabilities" means, as of any given date, all current liabilities (including current maturities on long-term debt and all amounts outstanding under the Credit) of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied.

     Section 5.28. Ratio of Cash Flow to Debt Service. The Borrower will not permit, and will cause its Subsidiaries not to permit, the ratio of Cashflow to Debt Service at the end of any fiscal quarter ending after the date hereof to be less than 2.5 to 1.0; provided, however, that for the fiscal quarter June 30, 1998, such ratio will not be less than 2.0 to 1.0.

     As used herein, "Cashflow" means, for any given period, the Cumulative Amount of (a) the net income of the Borrower and its Subsidiaries for such period (excluding all extraordinary income or losses), plus (b) the depreciation and amortization expenses of the Borrower and its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP consistently applied; "Cumulative Amount" means, for any item, the total aggregate amount thereof for the last four quarters on a rolling basis through the last day of the fiscal quarter in question; "Debt Service" means, for any given period, the Cumulative Amount of (a) current maturities of long term debt of the Borrower and its Subsidiaries (including Capital Lease Obligations), plus (b) all capital expenditures (both internally and externally financed) of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied.

     Section 5.29. Ratio of Net Profit Before Taxes to Revenue. The Borrower will not permit, and will cause its Subsidiaries not to permit, the ratio of Net Profit Before Taxes to Revenue at the end of any fiscal quarter ending after the date hereof, and expressed as a percentage, to be less than 3.0%; provided, however, that for the fiscal quarters ending June 30, 1998 and September 30, 1998, respectively, such percentage will not be less than 2.7%.

     As used herein, "Net Profit Before Taxes" means, for any given period, the pre-tax income of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP, consistently applied (excluding any extraordinary income or losses); "Revenue" means, for any given period, the net sales of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP, consistently applied.


     Section 5.30. Year 2000. The Borrower will take all action necessary to assure that its and each Subsidiary's computer based systems are able effectively to process data, including dates, on and after January 1, 2000. The Borrower will promptly notify the Bank in writing of any Year 2000 problem arising in any such system and, at the request of the Bank, will provide the Bank with assurance reasonably acceptable to the Bank of the Borrower's and each Subsidiary's Year 2000 capability.

ARTICLE VI.  EVENTS OF DEFAULT.

     If, while any part of the principal of or interest on the Notes remains unpaid or while any part of the Credit shall be in effect, any one of the following "Events of Default" shall occur:

          (a) the failure of the Borrower or any Subsidiary to pay any amount of principal, interest or other sum when due to the Bank under any of the Credit Documents;

          (b) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) admit in writing of its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (vi) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within thirty (30) days after the filing thereof; or (vii) take any corporate action for the purpose of effecting any of the foregoing;

          (c) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Subsidiary by any court of competent jurisdiction, approving a petition seeking reorganization or liquidation of the Borrower or a Subsidiary or appointing a receiver, trustee or liquidator of the Borrower or a Subsidiary or of all or a substantial part of its assets;

          (d) any representation or warranty made by the Borrower or the Subsidiaries hereunder or under any other Credit Document or in any certificate, document or instrument furnished pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made;

          (e) the failure of the Borrower or any Subsidiary to punctually perform, observe, comply with or satisfy any covenant, agreement or condition contained in this Agreement or any of the other Credit Documents (other than those covenants, agreements or conditions referred to elsewhere in this Article VI) and such failure continues for a period of ten (10) or more days;

          (f) the occurrence of any of the following: (i) any failure of the Borrower punctually to perform, observe, comply with or satisfy the provisions of Section 5.05 through 5.07 (inclusive), 5.10 through 5.20 (inclusive), and 5.23 through 5.29 (inclusive) of this Agreement; or (ii) any failure with respect to any requirement of the Borrower or any Subsidiary to give notice to the Bank as provided in any of the Credit Documents;

          (g) any failure of the Borrower or any of its Subsidiaries to perform any covenant or agreement contained in any other agreement to which the Borrower or such Subsidiary, whichever is applicable, is a party, or by which the Borrower or such Subsidiary, whichever is applicable, is bound involving a liability or obligation of the Borrower or such Subsidiary, whichever is applicable, in excess of $100,000, which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied without the consent or waiver of the other party thereto, unless such default is waived or excused as a matter of law;

          (h)  the  termination,   revocation  or  curtailment  by  any  of  the
     Subsidiaries  of  the  Guaranty  Agreement  (or  any  provision   contained
     therein);

          (i) any of the Security Documents shall, at any time after their execution and delivery for any reason, cease: (i) to create a valid and perfected first priority security interest in and to all of the collateral pledged or granted thereunder; or (ii) to be in full force and effect or be declared null and void;

          (j) a material portion of the property of the Borrower or any of its Subsidiaries is damaged by fire or other casualty, or otherwise lost or stolen, the restoration or replacement cost of which property exceeds, in the aggregate, the amount of insurance proceeds readily available for such restoration or replacement, and such loss would have a material adverse effect upon the Borrower and its Subsidiaries;

          (k) the loss, suspension or revocation of any material governmental license required or necessary in connection with the operation of the business of the Borrower or any of its Subsidiaries;

          (l) a judgment or judgments for the payment of money in excess of the sum of $50,000 in the aggregate (not covered by insurance) shall be rendered against the Borrower or any Subsidiary and such judgment or judgments shall remain unsatisfied and in effect for any period of sixty
     (60) days without a stay of execution;

          (m) there shall occur any material adverse change in the (i) consolidated financial condition of the Borrower; or (ii) the financial condition of any Subsidiary; or

          (n) Any default shall exist and remains unwaived or uncured with respect to any of the Canadian Debt or the UK Debt if, as a result of such default, any holder of all or any portion of the Canadian Debt or the UK Debt, is entitled to cause all or any portion of the Canadian Debt or the UK Debt to become due prior to its stated date of maturity;

then and in every such event, while such event shall be continuing, the Bank may
(i) terminate the Credit with respect to further advances, whereupon no advances may be made or L/Cs issued hereunder, and/or (ii) declare the Note to be forthwith due and payable, whereupon the Notes shall forthwith become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower, and the right to borrow or request the issuance of L/Cs hereunder shall terminate.

ARTICLE VII.  MISCELLANEOUS

     Section 7.01. Term of Agreement. This Agreement shall terminate whenever both of the following conditions shall have been met: (i) all principal of and interest on the Notes and all other amounts due and payable under this Agreement have been paid and discharged in full and (ii) the Borrower shall have no further right to borrow under this Agreement.

     Section 7.02. Notices. Except as otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be delivered in person, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or telexed, telegraphed, telecopied or telefaxed to the parties hereto addressed as follows:

To the Bank:      State Street Bank and Trust Company
                  225 Franklin Street
                  Boston, Massachusetts 02101
                  Attention: R. Scott Haskell, Vice President
                  Telecopier Number:  (617) 664-6527

With copies to:   Peabody & Arnold LLP
                  50 Rowes Wharf
                  Boston, Massachusetts 02110
                  Attention: Anil Khosla, Esq.
                  Telecopier Number:  (617) 951-2125

To the Borrower:  Applied Cellular Technology, Inc.
                  400 Royal Palm Way, Suite 410
                  Palm Beach, Florida  33480
                  Attention: Richard J. Sullivan, Chief Executive Officer Telecopier Number: (561) 366-0002

                  Jerome C. Artigliere
                  President, ACT Financial Corporation
                  10 Kady Lane
                  Kensington, NH  03833
                  Telecopier Number:  (603) 778-8981

With copies to:   Bryan Cave LLP
                  One Metropolitan Square
                  211 N. Broadway
                  St. Louis, Missouri 63102
                  Attention:  Llewellyn Sale, Esq.
                  Telecopier Number: (314) 259-2020

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand or overnight courier, or sent by telegraph, telecopy, facsimile or telex, at the time of the receipt thereof or the sending of such telegraph, telecopy, facsimile or telex, if during normal business hours on a Business Day, and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     Section 7.03. No Waiver. No failure to exercise, and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     Section  7.04.  Construction.  This  Agreement  and the Note  shall each be
deemed  to  be  a  contract  made  under  the  laws  of  The   Commonwealth   of
Massachusetts, and shall be construed in accordance with the laws of The Commonwealth of Massachusetts (excluding conflicts of law provisions). The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. This Agreement, together with the Exhibits, Schedules hereto and all documents, certificates instruments and agreements executed pursuant hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written, and may not be contradicted by evidence of any alleged oral agreement.

     Section 7.05. Amendments, Waivers and Consents; No Assignment. Compliance by the Borrower with any term, covenant or condition of this Agreement may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by a consent or consents in writing signed by the Bank.

     This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and permitted assigns. The Bank may sell, assign or otherwise transfer all or any portion of its right, title and interest in, and its obligations under, this Agreement and the Credit, or grant participation interests in its right, title and interest herein and therein. The Borrower may not assign or transfer its rights or obligations hereunder.

     Section 7.06. Closing. The closing of the Credit shall take place at 9:00 a.m. on the date hereof (the "Closing Date"), at the offices of Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110, or such place as the parties hereto may agree.

     Section 7.07. Consent to Jurisdiction. The Borrower and any Guarantor of the Borrower's obligations under this Agreement irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court in The Commonwealth of Massachusetts and the United States District Court for the Eastern District of Massachusetts in connection with any action, proceeding or claim arising out of or relating to this Agreement or other document executed in connection with this Agreement. In any such litigation, the Borrower and all guarantors waive personal service and agree that service may be made by certified mail directed, in the case of the Borrower, to the location specified for notices under this Agreement and, in the case of any guarantor, to its last known address.

     Section 7.08. Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     Section 7.09 Indemnity. The Borrower hereby indemnifies and agrees to hold harmless the Bank (exclusive of the Bank's cost of funds and allocation of overhead and salaries), any other financing institutions that participate in the Credit, and each of their directors, officers, agents, employees and counsel, from and against any and all losses, claims, damages, liabilities or expenses imposed on or incurred by any of them in connection with the lending relationship reflected in this Agreement except as a result of any indemnified party's gross negligence or willful misconduct. This indemnity shall survive termination of the Agreement.

     Section 7.10. Setoff. Any sums due from the Bank to the Borrower and any property of the Borrower in the possession of the Bank may be held and treated as collateral security for the payment of the obligations of the Borrower to the Bank and upon the occurrence of any Event of Default and while such Event of Default is continuing, may be applied to the payment of such obligations regardless of the adequacy of other collateral. Any sums due from any financing institution that may participate in the Credit or property of the Borrower in the possession of such institution may be held as collateral security for the payment of the obligations of the Borrower to the Bank as if such institution had extended the Credit directly to the Borrower and, upon the occurrence of an Event of Default and while such Event of Default is continuing, may be applied to the payment of such obligations regardless of the adequacy of other collateral.

     Section 7.11. Reliance on Representations and Actions of the Borrower. The Borrower hereby agrees that the Bank may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Bank in good faith believes to have been executed or made by the Borrower or any of its executive officers, and the Borrower hereby further agrees to indemnify and hold harmless the Bank for any action, including the making of Revolving Credit Advances hereunder, and any loss or expense taken or incurred by the Bank as a result of its good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

     Section 7.12. Participation. The Bank may grant participation in the Credit to other financial institutions. The Borrower invites any financial institution which may consider investing or participating in the Credit (each such financing institution being referred to in this Section as a "Participant") to rely upon all of the representations, warranties, covenants and other provisions of this Agreement, the Note and the other Credit Document and agreements, instruments and documents referred to herein or contemplated hereby in making such investment or participation and agrees that its becoming a Participant in the Credit shall constitute an acceptance of such offer and shall make the Participant a creditor of the Borrower. Any Participant may exercise the rights of set-off given to the Bank in this Agreement with respect to any outstanding Indebtedness of the Borrower to such Participant hereunder.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

WITNESS:                                APPLIED CELLULAR TECHNOLOGY, INC.



/s/ Scott R. Silverman
--------------------------------        By: /s/ Richard J. Sullivan
Name:                                       ------------------------------------
                                            Richard J. Sullivan
                                            Chairman and Chief Executive Officer




WITNESS:                                STATE STREET BANK AND TRUST COMPANY


/s/ Susan Neel Morrison
---------------------------------       By: /s/ R. Scott Haskell
Name:                                      ------------------------------------
                                           R. Scott Haskell, Vice President